UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2013

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Fremont Street, Suite 2800 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2013, Glu Mobile Inc. (“Glu”), through its subsidiary Griptonite, Inc. (“Griptonite”), entered into a lease (the “Lease”) with Talon Portfolio Services, LLC (“Talon”) for office space at 1500 114th Avenue SE, Suite 100, Bellevue, Washington (the “Premises”). The size of the Premises is approximately 17,636 square feet. Griptonite intends to use the Premises as its new headquarters.

The term of the Lease will begin on October 1, 2013 and will expire on September 30, 2020. However, Griptonite has the right to early terminate the Lease, effective as of September 30, 2017, if it provides written notice to Talon of its desire to do so at any time between October 1, 2015 and September 30, 2016 (the “Early Termination Right”). If Griptonite elects to exercise the Early Termination Right, it will be required to pay Talon an early termination fee of $364,333. In addition, beginning on October 1, 2019, Griptonite has the right to extend the term of the Lease for an additional five years at 95% of then-prevailing market rates.

Griptonite will pay Talon monthly base rent beginning October 1, 2013 as set forth below:

Months of Term	Rate Per Rentable Square Foot Per Annum		Monthly Base Rent
October 1, 2013 - January 31, 2014	$0.00		$0.00
February 1, 2014 - September 30, 2014	$26.25		$38,578.75
October 1, 2014 - September 30, 2015	$27.25		$40,048.42
October 1, 2015 - September 30, 2016	$28.25		$41,518.08
October 1, 2016 - September 30, 2017	$29.25		$42,987.75
October 1, 2017 – December 31, 2017*	$0.00	*	$0.00	*
January 1, 2018 - September 30, 2018*	$30.25	*	$44,457.42	*
October 1, 2018 - September 30, 2019*	$31.25	*	$45,927.08	*
October 1, 2019 - September 30, 2020*	$32.25	*	$47,396.75	*

*	Note that all amounts for periods between October 1, 2017 and September 30, 2020 assume that Griptonite does not exercise the Early Termination Right.

In addition to the monthly base rent, Griptonite will pay additional monthly rent to cover Griptonite’s proportionate share (based on the rentable square feet of the Premises as a percentage of all rentable square feet in the Premises’ building complex) of all increases in taxes, operating expenses and energy expenses above the specified baseline for such expenses.

Talon is providing Griptonite with a moving allowance of $105,816 to cover the costs reasonably and actually incurred by Griptonite and paid to third parties in connection with moving into the Premises. In addition, during the first six months of the term, Griptonite has a right of first opportunity to expand in the building in which the Premises is located or an adjacent building on the same terms as the Lease. After this initial six-month period elapses, Griptonite has a separate right of first opportunity to expand in the building in which the Premises is located or an adjacent building, but on then current market rates and terms rather than the terms set forth in the Lease. If Griptonite exercises this additional right of first opportunity after October 1, 2015, then the Early Termination Right will terminate.

Griptonite will provide Talon with a security deposit of $500,000 to secure its obligations under the Lease, which Griptonite will provide in the form of an irrevocable standby letter of credit. To the extent that it is not in default under the Lease, Griptonite will be entitled to reduce the amount under the letter of credit after 12 months and every 12 months thereafter by $66,000.

In addition, Glu has provided Talon with a Guarantee of Lease to guarantee Griptonite’s obligations under the Lease. To the extent that Griptonite defaults in the payment of any sums due under the Lease or in its performance of any covenant or other obligations under the Lease, and such default or nonperformance is not cured within the applicable cure period under the Lease, then Glu is obligated to immediately pay such sum or perform such covenant or other obligation on behalf of Griptonite, as well as reimburse Talon for any damages it incurs as a result of such default or nonperformance.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Glu held its 2013 Annual Meeting of Stockholders on June 6, 2013 (the “Annual Meeting”). At the Annual Meeting Glu’s stockholders approved an Amended and Restated Glu Mobile Inc. 2007 Equity Incentive Plan (the “Amended Plan”). The Amended Plan includes the following changes:

(1) an increase by 7,200,000 shares in the aggregate number of shares of common stock authorized for issuance under the Amended Plan;

(2) the addition of a fungible share ratio of 1.39:1, which results in each share subject to a “full-value” award (restricted stock, restricted stock units, or other stock-based awards where the price charged to the participant for the award is less than 100% of the fair market value) being counted as 1.39 shares for purposes of determining the number of shares that remain available for future awards under the Amended Plan;

(3) a restriction that the following shares will not be available for future grant under the Amended Plan: (a) shares used in connection with the exercise of a stock option or stock appreciation right to pay the exercise price or purchase price of such award or satisfy applicable tax withholding obligations and (b) the gross number of shares subject to stock appreciation rights that are exercised;

(4) a prohibition against repricing or certain other exchanges of stock options and stock appreciation rights without the approval of Glu’s stockholders; and

(5) a reduction in the maximum allowable term of stock options and stock appreciation rights from ten to six years.

The above description of the Amended Plan is qualified in its entirety by reference to the Amended Plan that is filed as Exhibit 99.01 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting Glu’s stockholders (1) elected three persons as Class III directors to Glu’s Board of Directors, each to serve until Glu’s annual meeting of stockholders to be held in 2016 and until his successor is elected and qualified, or until his death, resignation or removal; (2) approved the Glu Mobile Inc. Amended and Restated 2007 Equity Incentive Plan as described in Item 5.02 above; and (3) ratified the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The proposals are described in Glu’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 19, 2013.

Set forth below are the final results of the votes on each proposal.

1. Election of three Class III Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Niccolo M. de Masi	22,908,607	532,204	26,972,968
William J. Miller	22,884,912	555,899	26,972,968
A. Brooke Seawell	22,892,910	547,901	26,972,968

2. Approval of the Glu Mobile Inc. Amended and Restated 2007 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,553,305	3,784,524	102,982	26,972,968

3. Ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,605,275	648,165	160,339	0

Item 9.01 Financial Statements and Exhibits.

99.01	Amended and Restated Glu Mobile Inc. 2007 Equity Incentive Plan, dated as of June 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

June 10, 2013	By:	/s/ Scott J. Leichtner
Name: Scott J. Leichtner
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.01	Amended and Restated Glu Mobile Inc. 2007 Equity Incentive Plan, dated as of June 6, 2013.